Exhibit 10.69

Award No. _________

THE GAP, INC.
PERFORMANCE SHARE AGREEMENT

The Gap, Inc. (the "Company") hereby grants to ___________ (the "Employee"), an award (the “Award”) of Performance Shares, which represent the right to receive shares of the Company’s common stock, $0.05 par value (the “Shares”) subject to the fulfillment of performance and vesting conditions and the other conditions set forth in the attached Appendix A and Appendix B. This Award is granted pursuant to The Gap, Inc. [2011/2016] Long-Term Incentive Plan (the “Plan”) and is subject to all of the terms and conditions contained in this Performance Share Agreement, the resolutions of the Compensation and Management Development Committee of the Board of Directors of the Company (the “Committee”), dated [DATE] (the “Committee Resolutions”), and Appendix A and Appendix B hereto (collectively, the “Agreement”). The date of this Agreement is ________ (“Date of Grant”). Subject to the provisions of Appendix A, Appendix B and of the Plan, the principal features of this Award are as follows:

Number of Performance Shares at Threshold Performance: _____

Number of Performance Shares at Target Performance: _____

Maximum Number of Performance Shares: _____

Performance Goals: The actual number of Shares to be earned under this Award will be determined based on (1) attainment of annual, or other period, division or corporate earnings goals over 3 years, (2) achievement of Company cumulative earnings goals for the same 3 years, and (3) the Committee’s exercise of discretion described below in this paragraph, if any. Such earnings goals and the extent to which they have been achieved will be determined by the Committee, in its sole discretion, and the resulting number of Shares under this Award may be further reduced at the Committee’s discretion.

Date(s) Performance Shares Scheduled to Vest: To the extent that the Performance Goals described above are achieved and Shares are earned, as determined and certified by the Committee, then (1) 50% of the earned Shares shall be paid on the date in [YEAR] that the Committee certifies attainment (the “Certification Date”), and (2) the remaining 50% of the earned Shares shall vest on the one year anniversary of the Certification Date. Notwithstanding the foregoing, if the Employee is demoted to a lower Company salary grade before the end of fiscal year _____, Employee shall forfeit his or her Award.

As provided in the Plan and in this Agreement, this Award may terminate before the scheduled vest date(s) of the Performance Shares. For example, if Employee’s Termination of Service occurs before the date this Award vests, this Award will terminate at the same time as such Termination of Service. Important additional information on vesting and forfeiture of the Performance Shares covered by this Award including those due to changes in employment is contained in paragraphs 3 through 6 of Appendix A.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement, in duplicate, to be effective as of the date first above written.

THE GAP, INC.

Dated:                    ______________________________

My signature below (or other acceptance of this Award, electronic or otherwise) indicates that I understand and agree that this Award is 1) subject to all of the terms and conditions of this Agreement (including the Committee Resolutions and the attached Appendix A and Appendix B) and of the Plan, 2) not considered salary, nor is it a promise for future grants of Performance Shares, 3) not a term or condition of my employment with the Company (or one of its Affiliates), and 4) made at the sole discretion of the Company.

EMPLOYEE

Dated:                     Signature: _________________________

Address: __________________________

___________________________

APPENDIX A
TERMS AND CONDITIONS OF PERFORMANCE SHARES

1. Grant of Performance Shares. The Company hereby grants to the Employee as a separate incentive that is not in lieu of any salary or other compensation for his or her services to the Company or an Affiliate, an Award with respect to the number of Performance Shares set forth on page 1 of this Agreement, subject to all the terms and conditions in this Agreement and the Plan. Employee understands and agrees that this Award does not guarantee any future Performance Share grants and that grants are made at the sole discretion of the Company.

2. Company’s Obligation to Pay. Unless and until a Performance Share has vested in accordance with the terms hereof, the Employee will have no right to payment of a Share with respect to the Performance Share. Prior to actual payment of any Shares pursuant to vested Performance Shares, each Performance Share represents an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. No Shares shall be issued until after the Performance Shares have vested in accordance with the terms hereof and shall be issued in accordance with the settlement terms hereof. Notwithstanding Section 9.6 of the Plan, the Performance Shares will only be settled, if at all, in Shares, provided that to the extent a fractional share is earned, the number of Shares paid shall be rounded down to the nearest whole number and no fractional Share shall be issued.

3. Vesting of Performance Shares and Issuance of Shares.

(a) Subject to paragraphs 4, 5 and 6, the Performance Shares subject to this Agreement will vest (as to the number of Performance Shares determined by the Committee based on the extent to which the Performance Goals have been achieved) on the dates shown on the first page of this Agreement (each a “Vesting Date”), but in each case, only if the Employee has been continuously employed by, or providing consulting services to, the Company or one of its Affiliates from the date of this Award until the applicable Vesting Date of the Performance Shares. If Employee has had a Termination of Service (as described below) prior to such date(s), the Award shall terminate as set forth in paragraph 6.

(b) Subject to earlier issuance pursuant to paragraph 4 or 5, upon each Vesting Date, one Share shall be issued for each Performance Share that vests on such Vesting Date, subject to the terms and provisions of the Plan and this Agreement.

(c) If the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Performance Shares (or acceleration occurs pursuant to Section 12.2 of the Plan), the payment of such accelerated Performance Shares nevertheless shall be made at the same time or times as if such Performance Shares had vested in accordance with the vesting schedule set forth on the first page of this Agreement (whether or not the Employee remains employed by the Company or by one of its Affiliates as of such date(s)).

(d) Notwithstanding the foregoing, if the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Performance Shares in connection with Employee’s “separation from service" within the meaning of Section 409A and if (i) Employee is subject to U.S. income tax, and (ii) Employee is a “specified employee” within the meaning of Section 409A at the time of such separation from service, then any such accelerated Performance Shares otherwise payable within the six (6) month period following Employee’s separation from service instead will be paid on the date that is six (6) months and one (1) day following the date of Employee’s separation from service, unless the Employee dies following his or her separation from service prior to such time, in which case, the Performance Shares will be paid to the Employee’s estate (or beneficiary) upon his or her death, subject to paragraph 7. Thereafter, such Performance Shares shall continue to be paid in accordance with the requirements of paragraph 3(c). For purposes of this Agreement, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time (“Section 409A”). This paragraph 3(d) shall only apply to the extent necessary to avoid taxation under Section 409A.

(e) It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Performance Shares granted under this Agreement or the Shares issued in payment thereof will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

(f) No fractional Shares shall be issued under this Agreement. To the extent a fractional share is earned, the number of Shares paid shall be rounded down to the nearest whole number and no fractional Share shall be issued.

4. Death.  In the event of the Employee’s death after the end of the applicable performance period, the remaining Performance Shares shall automatically and with no exercise of discretion by the Committee become fully vested, and shall be settled, as soon as practicable in the calendar year of the Employee’s death to the extent that the Performance Goals have been achieved and certified by the Committee on the Certification Date.

5. Retirement.

(a)    Except as would result in taxation under Section 409A, a portion of the remaining Performance Shares automatically and with no exercise of discretion by the Committee shall become fully vested, and shall be settled, and applicable taxes shall be withheld by the Company or its designated Affiliate in accordance with paragraph 7 at the following time: (i) if the Performance Goals have been achieved before the Employee becomes eligible for Retirement (as defined below), on the later of the date the Employee becomes eligible for Retirement or November 15th of the year in which Employee becomes eligible for Retirement; or (ii) if Employee becomes eligible for Retirement before the Performance Goals are achieved, on the later of the date the Performance Goals are achieved or November 15th of the year in which the Performance Goals are achieved. The portion of the remaining Performance Shares that vests and is settled in accordance with the preceding sentence shall have an aggregate market value sufficient to pay any taxes required to be withheld by the Company (or an Affiliate) solely as a result of (a) the Employee’s becoming eligible to receive shares of common stock upon Retirement pursuant to paragraph 5(b), and (b) the vesting and settlement of such portion of the remaining Performance Shares.

(b)    In the event of Employee’s Retirement (as defined below) after the end of the applicable performance period, the remaining Performance Shares automatically and with no exercise of discretion by the Committee shall become fully vested, and shall be settled, as soon as practicable in the calendar year of the Employee’s Retirement, to the extent that the Performance Goals have been achieved and certified by the Committee on the Certification Date. If (i) Employee is subject to U.S. income tax, and (ii) Employee is a “specified employee” within the meaning of Section 409A at the time of Employee’s Retirement then the payment of such accelerated Performance Shares will not be made until the date six (6) months and one (1) day following the date of Employee’s Retirement, unless the Employee dies following such Retirement prior to such time, in which case, the Performance Shares will be paid to the Employee’s estate upon his or her death, subject to paragraph 7.

For purposes of this Agreement, “Retirement” shall mean Employee’s Termination of Service (or for U.S. taxpayers “separation from service” within the meaning of Section 409A) for any reason (other than due to Employee’s misconduct as determined by the Company in its sole discretion) after Employee has attained age 60 and completed at least five (5) years of continuous service as an Employee of the Company or an Affiliate.

6. Termination of Service. Notwithstanding any contrary provision of this Agreement and except as set forth in paragraphs 3, 4 or 5, the balance of Performance Shares that have not vested will be forfeited and cancelled automatically at the time of the Employee’s Termination of Service. For purposes of this Agreement, Termination of Service shall have the meaning set forth in the Plan and be determined by reference to Employee’s service without reference to any other agreement, written or oral, including Employee’s contract of employment (if any). Thus, in the event of Employee’s Termination of Service (whether or not in breach of local labor laws), unless otherwise expressly provided for under this Agreement, Employee’s right to vest in the Performance Shares under the Plan, if any, will terminate effective at the time of Employee’s Termination of Service; the Committee shall have the exclusive discretion to determine when the Employee has incurred a Termination of Service.

7. Withholding Taxes. Regardless of any action the Company or Employee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, or any other required deductions or payments related to the Employee’s participation in the Plan and legally applicable to the Employee (“Tax-Related Items”), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Employee is also solely responsible for filing all relevant documentation that may be required of Employee in relation to his or her participation in the Plan or any Tax-Related Items, such as but not limited to personal income tax returns or any reporting statements in relation to the grant, holding, vesting of the Performance Shares, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of dividends, if any. Employee further acknowledges that the Company and/or the Employer (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including the grant, holding, or vesting of the Performance Shares, the holding or subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Performance Shares or any aspect of the Performance Shares to reduce or eliminate the Employee’s liability for Tax-Related Items, or achieve any particular tax result. Employee also understands that applicable laws may require varying Share or Performance Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Employee under applicable laws. Further, if Employee has become subject to tax in more than one jurisdiction, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
No payment will be made to the Employee (or his or her estate) in relation to the Performance Shares unless and until satisfactory arrangements (as determined by the Committee) have been made by the Employee with respect to the payment of any Tax-Related Items and any other obligations of the Company and/or the Employer with respect to the Performance Shares. In this regard, the Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)    withholding from Employee’s wages or other cash compensation paid to Employee by the Company or the Employer; or
(b)    withholding from proceeds of the sale of Shares acquired upon vesting of the Performance Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization); or
(c)    withholding in Shares to be issued upon settlement of the Performance Shares; or
(d)     surrendering already-owned Shares having a Fair Market Value equal to the Tax-Related Items that have been held for such period of time to avoid adverse accounting consequences.

If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Employee is deemed to have been issued the full number of Shares subject to the Performance Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the Employee’s participation in the Plan. The Employee shall pay to the Company or Employer any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this paragraph 7. The Employee acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Employee fails to comply with his or her obligations in connection with the Tax-Related Items. In addition, Employee further agrees that any cross-border cash remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require Employee to provide to such entity certain information regarding the transaction.

It is the Company’s current practice to withhold a portion of the Shares scheduled to be issued pursuant to vested Performance Shares that have an aggregate market value sufficient to pay the Tax-Related Items. The Company will only withhold whole Shares and therefore the Employee also authorizes deduction without notice from salary or other amounts payable to the Employee of cash in an amount sufficient to satisfy the Employer’s remaining tax withholding obligation. Notwithstanding the previous two sentences, the Employee, if the Company in its sole discretion so agrees, may elect to furnish to the Company written notice, no more than 30 days and no less than 5 days in advance of a scheduled Vesting Date (or other required withholding event), of his or her intent to satisfy the tax withholding requirement by remitting the full amount of the tax withholding to the Company on the scheduled Vesting Date (or other required withholding event). In the event that Employee provides such written notice and fails to satisfy the amounts required for the Tax-Related Items by the Vesting Date (or other required withholding event), the Company shall satisfy the tax withholding requirement pursuant to the first two sentences of this paragraph. However, the Company reserves the right to withhold for Tax-Related Items pursuant to any means set forth in this paragraph.

8. Vesting/Foreign Taxes Due. If Employee is subject to tax in a country outside the U.S. (“Foreign Country”) and if pursuant to the tax rules in such Foreign Country, Employee will be subject to tax prior to the date that Employee is issued Shares pursuant to this Agreement, the Committee, in its discretion, may accelerate settlement of a portion of the Performance Shares (but only to the extent already earned and vested, including satisfaction of the Performance Goals, in the case of awards intended to comply with the performance-based compensation exception under Section 162(m) of the Code) to the extent necessary to pay the foreign taxes due (and any applicable U.S. income taxes due as a result of the acceleration of settlement) but only if such acceleration does not result in adverse consequences under Section 409A (as permitted under Treasury Regulation Section 1.409A-3(j)(4)(xi)) or loss of the performance-based compensation exception under Section 162(m) of the Code or otherwise cause any portion of the award to become subject to the deduction limits of Section 162(m).

9. Beneficiary Designation. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the Employee's designated beneficiary to the extent such designation is valid under applicable law, or if no such beneficiary survives the Employee or no beneficiary is designated, the person or persons entitled to such distribution or delivery under the Employee's will or, to the executor of his or her estate. In order to be effective, a beneficiary designation must be made by the Employee in a form and manner acceptable to the Company and permitted by the Company. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

10. Conditions to Issuance of Shares. The Shares deliverable to the Employee on the applicable settlement date may be either previously authorized but unissued Shares or issued Shares that have been reacquired by the Company. The Company shall not be required to issue any Shares hereunder so long as the Company reasonably anticipates that such issuance will violate Federal securities law, foreign securities law or other applicable law; provided however, that in such event the Company shall issue such Shares at the earliest possible date at which the Company reasonably anticipates that the issuance of the shares will not cause such violation. For purposes of the previous sentence, any issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Internal Revenue Code or foreign tax law shall not be treated as a violation of applicable law.

11. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Performance Share unless and until Shares have been issued in accordance with paragraph 3, 4 or 5, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee. Except as provided in paragraph 12, after such issuance, recordation, and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

12. Adjustments. The Award is subject to adjustment in accordance with Section 4.3 of the Plan.

13. Nature of Grant. In accepting the grant of Performance Shares, the Employee acknowledges that:

(a)    the grant of the Performance Shares is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares, even if Performance Shares have been granted repeatedly in the past;

(b)    all decisions with respect to future Performance Share grants, if any, will be at the sole discretion of the Company;

(c)    the Employee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate his or her employment relationship at any time;

(d)    the Employee is voluntarily participating in the Plan;

(e)     the Performance Shares are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Employee’s employment contract, if any;

(f)    the Performance Shares and the Shares subject to the Performance Shares are not intended to replace any pension rights or compensation;

(g)    the Performance Shares are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h)    the Performance Shares grant and the Employee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

(i)    the future value of the Shares is unknown and cannot be predicted with certainty; further, neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar (or the selection by the Company or an Affiliate in its sole discretion of an applicable foreign currency exchange rate) that may affect the value of the Performance Shares (or the calculation of income or Tax-Related Items thereunder);

(j)    in consideration of the grant of the Performance Shares, no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Shares resulting from Employee’s Termination of Service (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(k)    the Performance Shares and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.
14. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. The Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan.
15. Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan.
The Employee understands that the Company and its Affiliates may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate, details of all Performance Shares or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). The Employee understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, the Employee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Employee’s country. The Employee authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Employee may elect to deposit any Shares received upon vesting of the Performance Shares. The Employee understands that refusal or withdrawal of the consents herein may affect the Employee’s ability to participate in the Plan or to realize benefits from the Performance Shares. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

16. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Terms used in this Agreement that are not defined in this Agreement will have the meaning set forth in the Plan.

17. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any portion of the Performance Share has vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. No Right to Continued Employment. Employee understands and agrees that this Agreement does not impact in any way the right of the Employer to terminate or change the terms of the employment of Employee at any time for any reason whatsoever, with or without good cause provided in accordance with applicable local law. Employee understands and agrees that unless contrary to applicable local law or there is an employment contract in place providing otherwise, his or her employment is "at-will" and that either the Employer or Employee may terminate Employee's employment at any time and for any reason subject to applicable local law. Employee also understands and agrees that his or her "at-will" status (if applicable) can only be changed by an express written contract signed by an authorized officer of the Company and Employee if the Employee’s employer is the Company.

19. Non-Transferability of Award. Except as otherwise herein provided, the Performance Shares herein granted and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Performance Share, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such Performance Share and the rights and privileges conferred hereby will immediately become null and void.

20. Binding Agreement. Subject to the limitation on the transferability of the Performance Share contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the Employee and the Company.

21. Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Legal Department, at The Gap, Inc., Two Folsom, San Francisco, California 94105, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Employee will be addressed to the Employee at the address set forth on the records of the Company. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, and deposited, postage prepaid, in a United States post office or generally recognized international courier such as DHL or Federal Express.

22. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

23. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

24. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written agreement executed by a duly authorized officer of the Company.

25. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Employee expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

26. Notice of Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.
27. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents or notices related to current or future participation in the Plan by electronic means. By accepting the Performance Shares, electronically or otherwise, the Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, the use of electronic signatures or click-through acceptance of terms and conditions.
28. Language. If the Employee has received this Agreement, including Appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
29. Appendix B. Notwithstanding any provisions in this Agreement, the Performance Shares shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Employee’s country. Moreover, if the Employee relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to the Employee, to the extent Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. As stated above, Appendix B constitutes part of this Agreement.
30. Imposition of Other Requirements. The Company reserves the right, without Employee’s consent, to cancel or forfeit any outstanding portion of the Stock Awards or to impose other requirements on Employee’s participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Employee also understands that the laws of the country in which Employee is residing or working at the time of grant or vesting of the Performance Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Employee to additional procedural or regulatory requirements that Employee is and will be solely responsible for and must fulfill, and neither the Company nor any Affiliate assumes any liability in relation to this Award in such case. Such requirements may be outlined in but are not limited to those described in Appendix B.

* * *

APPENDIX B

ADDITIONAL TERMS AND CONDITIONS OF THE GAP, INC.
PERFORMANCE SHARE AGREEMENT
NON-U.S. EMPLOYEES

Terms and Conditions

This Appendix B includes special terms and conditions applicable to Employee if Employee resides in one of the countries listed below. These terms and conditions are in addition to or, if so indicated, in place of, the terms and conditions set forth in the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

Notifications

This Appendix B also includes country-specific information of which Employee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2016. However, such laws are often complex and change frequently. As a result, the Company strongly recommends that Employee does not rely on the information noted herein as the only source of information relating to the consequences of Employee’s participation in the Plan because the information may be out of date at the time that Employee vests in Performance Shares or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, please note that if Employee is a citizen or resident of a country other than the country in which he or she is currently working, or transfers employment after grant, the information contained in this Appendix B may not be applicable to Employee.

Securities Law Notice

Unless otherwise noted, neither the Company nor the Shares for purposes of the Plan are registered with any local stock exchange or under the control of any local securities regulator outside the U.S. The Agreement, the Plan, and any other communications or materials that Employee may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the U.S., and the issuance of securities described in any Plan-related documents is not intended for offering or public circulation outside the U.S.

EUROPEAN UNION

Data Privacy. The following language supplements Section 15 of Appendix A of the Agreement:
The Employee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that he or she may, at any time, view Personal Data, request additional information about the storage, processing, or transfer of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing the Employee’s local human resources representative.

CANADA
Settlement of Performance Shares. Notwithstanding any discretion or anything to the contrary in the Plan, the grant of the Performance Shares does not provide any right for Employee to receive a cash payment and the Performance Shares will be settled in Shares only.

Foreign Share Ownership Reporting. If you are a Canadian resident, your ownership of certain foreign property (including shares of foreign corporations) may be subject to strict annual tax reporting obligations.  Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.  It is your responsibility to comply with all applicable tax reporting requirements.

The following provisions will apply to Employees who are residents of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.
France
Taxation of Award. This Award is not intended to be French tax-qualified.

Language Consent.  In accepting the grant of the Performance Shares and the Agreement which provides for the terms and conditions of the Performance Shares, Employee confirms that he or she has read and understood the documents relating to the Performance Shares (the Plan and the Agreement), which were provided in the English language. Employee accepts the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. , L’employé en accepte les termes en connaissance de cause.
Exchange Control Information. French residents with foreign account balances in excess of €1 million (or equivalent) must report monthly to the Banque de France.

HONG KONG
Securities Law Notice. The Performance Shares and Shares issued upon vesting (if any) do not constitute a public offering of securities under Hong Kong law and are available only to Employees of the Company and its Affiliates. The Agreement, including this Appendix B, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Award is intended only for the personal use of each eligible Employee of the Company or its Affiliates and may not be distributed to any other person. If Employee is in any doubt about any of the contents of the Agreement, including this Appendix B, or the Plan, Employee should obtain independent professional advice.
INDIA
Tax Information. The amount subject to tax at vesting may be dependent upon a valuation of Shares from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.
Exchange Control Obligations. Employee understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares to India and convert the proceeds into local currency within ninety (90) days of receipt. Employee will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. Employee should maintain the FIRC as evidence of the repatriation of fund in the event the Reserve Bank of India or the Employer requests proof of repatriation.
JAPAN

Securities Acquisition Report. If you acquire Shares valued at more than ¥100,000,000 total, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Shares.

Exit Tax. Please note that you may be subject to tax on the Award, even prior to vesting, upon relocation from Japan if you (1) hold financial assets with an aggregate value of ¥100,000,000 or more upon departure from Japan and (2) maintained a principle place of residence (jusho) or temporary place of abode (kyosho) in Japan for 5 years or more during the 10-year period immediately prior to departing Japan. You should discuss your tax treatment with your personal tax advisor.

KOREA

Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares to repatriate the proceeds to Korea within 18 months of the sale. Separate sales may be deemed a single sale if it is found that the sole purpose was to avoid exceeding the per sale threshold.

MEXICO

Labor Law Acknowledgment. The invitation Gap, Inc. is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to you by your employer; therefore, benefits derived from the Plan will not under any circumstance be considered as an integral part of your salary . Gap, Inc. reserves the absolute right to amend the Plan and discontinue it at any time without incurring any liability whatsoever. This invitation and, in your case, the acquisition of shares does not, in any way, establish a labor relationship between you and Gap, Inc., nor does it establish any rights between you and your employer.

La invitación que Gap, Inc. hace en relación con el Plan es unilateral, discrecional y no se relaciona con el salario y otros beneficios que recibe actualmente de su actual empleador, por lo que cualquier beneficio derivado del Plan no será considerado bajo ninguna circunstancia como parte integral de su salario. Por lo anterior, Gap, Inc. se reserva el derecho absoluto para modificar o terminar el mismo, sin incurrir en responsabilidad alguna. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Gap, Inc. y tampoco genera derecho alguno entre usted y su empleador.

PEOPLE’S REPUBLIC OF CHINA

Sale of Shares Upon Vesting. By accepting the Performance Shares, the Employee acknowledges and agrees that the Company or the Committee, in its sole discretion, has the right to determine that one of the following sales mechanisms will be pursued: (1) immediate sale of the Shares issued upon the vesting of Performance Shares ("Immediate Sale"); or (2) granting the Employee the right to hold the Shares issued upon the vesting of Performance Shares for a period of time and then sell the Shares on a future day at their own discretion ("Normal Sale"). In the event of a Termination of Service, the Company or the Committee shall also have the sole discretion to determine whether an Immediate Sale will occur. In any event, any Shares held shall be sold within 6 months of a Termination of Service or before the expiration of the Plan (whichever is earlier).

Shares will be transferred to a brokerage firm designated by the Company (the "Brokerage Firm"). The Brokerage Firm, on the Employee’s behalf, may: (a) immediately sell the Shares at the prevailing market price pursuant to any process for the sale set forth by the Company pursuant to the Immediate Sale of the Shares, or (b) sell the Shares at the prevailing market price, upon receipt of a properly executed notice together with irrevocable instructions from the Employee, pursuant to any process for the sale set forth by the Company pursuant to Normal Sale of the Shares; and deliver the proceeds less the Tax-Related Items and any broker fees, to the Company or its designee, which would then remit the net proceeds to the Employee through the Company’s or Affiliate’s special purpose foreign exchange bank account in China. As a result of the Immediate Sale of Shares as set forth in this Appendix B, no Shares would be delivered to the Employee, and the Employee would not have any resulting rights as a shareholder of the Company. However, as a result of the Normal Sale of Shares as set forth in this Appendix B, the Employees will have the rights as shareholders as provided in paragraph 11 of Appendix A. In any case, Employee agrees that Shares may not be moved to any account or brokerage firm not designated by the Company and may not be moved out of any permitted account other than upon the sale of such Shares.

Mandatory Repatriation and Special Administration in China.  The Employee’s ability to be issued Shares at vesting shall be contingent upon the Company or its Affiliate obtaining approval from the State Administration of Foreign Exchange (“SAFE”) for Employee’s participation in the Plan (to the extent required as determined by the Company in its sole discretion) and the establishment of a SAFE-approved special-purpose foreign exchange bank account for equity sale proceeds. If at the time of vesting, SAFE approval has not been obtained, the Company may cancel this Performance Share with no liability, compensation or benefits in lieu of compensation due to Employee. Employee understands and agrees that he or she will be required to immediately repatriate the proceeds from the Immediate Sale or Normal Sale of Shares to China. Employee further understands that such repatriation of proceeds must be effected through the special account established by the Company or Affiliate, and Employee hereby consents and agrees that the proceeds from the Immediate Sale or Normal Sale of Shares will be transferred to such account prior to being delivered to Employee. Furthermore, Employee understands that due to SAFE approval requirements, there may be delays in delivering the proceeds to Employee; Employee will bear any exchange rate risk relating to any delay; Employee may be required to open a U.S. dollar bank account to receive the proceeds; and Employee may also be required to pay directly to the Company or an Affiliate any Tax-Related Items due at vesting prior to receiving any proceeds from the sale of Shares.
The Company also has sole discretion to determine the mechanism to sell the Shares issued to Employee upon vesting. The provisions above pursuant to which Employee agrees to sell all Shares issued to him or her upon Termination of Service or immediately when the Shares are issued to him or her upon vesting at the then current market price is intended to be a plan pursuant to Rule 10b5-1 of the U.S. Securities Exchange Act of 1934 to the extent Employee is subject to this Act.  By signing the Agreement, Employee represents that he or she is not aware of any material non-public information about the Company at the time he or she is signing the Agreement.
Please note that the Company in its sole discretion may choose not to apply the above procedures to non-PRC citizens.

SINGAPORE

Securities Law Notice. The grant of the Award is made in reliance on section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA. By accepting the Award, Employee agrees not to sell any Shares within six months of the date of grant.

Director Notification Obligation. If Employee is a director, associate director or shadow director (i.e., a non-director who has sufficient control so that the directors act in accordance with the directions and instructions of this individual) of the Company’s local entity in Singapore, he or she is subject to notification requirements under the Singapore Companies Act. Some of these notification requirements will be triggered by Employee’s participation in the Plan. Specifically, Employee is required to notify the local Singapore company when he or she acquires or disposes an interest in the Company, including when Employee receives Shares upon vesting of this Award and when Employee sells these Shares. The notification must be in writing and must be made within two days of acquiring or disposing of any interest in the Company (or within two days of initially becoming a director, associate director or shadow director of the Company’s local entity in Singapore). If Employee is unclear as to whether he or she is a director, associate director or shadow director of the Company’s local entity in Singapore or the form of the notification, he or she should consult with his or her personal legal advisor.

Exit Tax / Deemed Exercise Rule. Employee understands and agrees that if Employee has received Performances Share awards in relation to his or her employment in Singapore, then if, prior to the vesting of the awards, Employee is 1) a permanent resident of Singapore and leaves Singapore permanently or is transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either ceases employment in Singapore or leaves Singapore for any period exceeding 3 months, Employee will likely be taxed on the Performance Shares on a “deemed exercise” basis, even though they have not yet vested.  Employee should refer to the separate Stock Award and Option Guide and discuss his or her tax treatment with his or her personal tax advisor.

UNITED KINGDOM

Settlement of Performance Shares. Notwithstanding any discretion or anything to the contrary in the Plan, the grant of the Performance Shares does not provide any right for Employee to receive a cash payment and the Performance Shares will be settled in Shares only.

Tax and National Insurance Contributions Acknowledgment. The following provision supplements paragraph 10 of the Agreement:

Employee agrees that if Employee does not pay or the Employer or the Company does not withhold from Employee the full amount of Tax-Related Items that Employee owes in connection with the vesting of the Award and/or the acquisition of Shares pursuant to the vesting of the Award, or the release or assignment of the Award for consideration, or the receipt of any other benefit in connection with the Award (the “Taxable Event”) within ninety (90) days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by Employee to the Employer, effective ninety (90) days after the Taxable Event. Employee agrees that the loan will bear interest at the official rate of HM Revenue and Customs (“HMRC”) and will be immediately due and repayable by Employee, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Employee by the Employer, by withholding in Shares issued upon vesting of the Award or from the cash proceeds from the sale of such Shares or by demanding cash or a cheque from Employee.

Employee also authorizes the Company to withhold the transfer of any Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Employee is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Employee is an officer or executive director and Tax-Related Items are not collected from or paid by Employee within ninety (90) days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to Employee on which additional income tax and National Insurance contributions may be payable. Employee will be responsible for reporting any income tax and National Insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

VIETNAM

Exchange Control Obligations. Any proceeds received upon sale of Shares and any dividends must be repatriated to Vietnam within 6 months from the date of issuance of the tax finalization report or equivalent document in relation to such proceeds.

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